EXHIBIT 10.34(b)
FIRST AMENDMENT TO LEASE
     This First Amendment to Lease dated April 30, 2003 is executed by and between Syufy Enterprises, L.P. (“Landlord”) and Century Theatres, Inc. (“Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant entered into a lease dated April 17, 1998 (the “Lease”) for a motion picture theater building and related parking (the “Premises”) located in Larkspur, California; and
     WHEREAS, the Initial Term of the Lease is set to expire on May 1, 2003;
     WHEREAS, the parties desire now to extend the Initial Term of the Lease by five years and provide for an option to Tenant to further extend the Lease for another five years, as hereinafter provided;
     NOW, THEREFORE, the parties hereto mutually agree that the Lease shall be amended as follows:
     A. Initial Term and Option to Extend
     Section 2.02 of the Lease is amended by deleting the reference in Section 2.02(A) to “FIVE (5) years” and replacing it with “TEN (10) years” and by adding the following subparagraphs:
B)	Tenant may, at Tenant’s option, extend the Initial Term of the Lease for a single additional period of five (5) years (the “Renewal Term”), subject to all the provisions of this Lease. The Renewal Term shall commence at the expiration of the Initial Term, and shall terminate on the fifth (5th) anniversary of the date of the commencement of the Renewal Term in question, unless sooner terminated as provided herein.

C)	Failure to duly exercise the option for the Renewal Term shall nullify the option to extend the term of the Lease.

D)	Tenant’s right to extend the term of the Lease is subject to:
1.	This Lease being in full force and effect on the last day of the Initial Term.

2.	Compliance with the following procedure for exercising the option:
a.	At least six (6) months before the last day of the Initial Term, Tenant shall give Landlord written notice exercising the option. If Tenant shall fail to
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give such notice, then Landlord shall notify Tenant in writing of its failure (the “Reminder Notice”), and Tenant shall have an additional fifteen (15) days from its receipt of the Reminder Notice within which to give Landlord written notice exercising the option.

b.	Each party shall, at the request of the other, execute a memorandum acknowledging the fact that the option in question has been exercised. If the option is properly exercised by Tenant, the failure of Landlord to execute such a memorandum shall not invalidate such option or the exercise thereof.

3.	Tenant is not in default (meaning the breach of any obligation hereunder and the failure to cure that breach within the applicable periods permitted in the Lease) at the time of the exercise of the Renewal Term.
     B. Rent
     Section 4.01(B) of the Lease is hereby deleted and replaced with the following:
B)	The Minimum Monthly Rent of $7,500 shall remain in effect up to and including April 30, 2003; thereafter, it shall increase to $8,625 for the remainder of the Initial Term. If Tenant shall elect to extend the Initial Term, as provided in Section 2.02, the Minimum Monthly Rent shall be increased on the first day of the Renewal Term by a percentage equal to the percentage increase (from April, 2003 to the first day of the Renewal Term) of the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Consumers, All West Average (the “Consumer Price Index” or “CPI”); provided that in no event shall the Minimum Monthly Rent increase by less than 7.5% or more than 15% The Minimum Monthly Rent, as increased herein, shall apply from the first day of the Renewal Term through the end of the Renewal Term.

In the event that the CPI is not available, the successor or substitute index shall be used for the computations herein set forth. In the event that the CPI or such successor or substitute index is not published, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the CPI shall be used by Landlord for the computations herein set forth.
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     This First Amendment to Lease is hereby executed and shall be effective as of the date first written above. All other conditions of the Lease, or the executed amendments thereto, if any, shall remain in effect.

SYUFY ENTERPRISES, L.P.	CENTURY THEATRES, INC.
“Landlord”	“Tenant”

/s/ Raymond W. Syufy	/s/ Joseph Syufy
Raymond W. Syufy	Joseph Syufy
Chief Executive Officer	President
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